News Release

BNY MELLON REPORTS FOURTH QUARTER 2020 EARNINGS OF
$702 MILLION OR $0.79 PER COMMON SHARE,
INCLUDES $0.18 PER SHARE NEGATIVE IMPACT OF NOTABLE ITEMS

Revenue down 20% (a)	EPS down 48% (a)	ROE 7% ROTCE 13% (b)	CET1 13.1% Tier 1 leverage 6.3%
(a)    Excluding notable items, revenue down 2% and EPS down 5%. See note (b).

NEW YORK, January 20, 2021 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Net income applicable to common shareholders (in millions)	$702	$876	$1,391	(20)%	(50)%
Net income applicable to common shareholders, excluding notable items (in millions) – Non-GAAP (b)	$861	$876	$931	(2)%	(8)%
Diluted earnings per common share	$0.79	$0.98	$1.52	(19)%	(48)%
Diluted earnings per common share, excluding notable items – Non-GAAP (b)	$0.96	$0.98	$1.01	(2)%	(5)%

Notable items
4Q20 results include $(159) million, or $(0.18) per share, for litigation, severance, losses on business sales and real estate charges.
4Q19 results include $460 million, or $0.50 per share, for the gain on sale of an equity investment, offset by severance, net securities losses and litigation.

Fourth Quarter Results
Total revenue of $3.8 billion, decreased 20%; 2% excluding notable items (b)
•Fee revenue decreased 22%; increased 1% excluding notable items (b)
•Money market fee waivers decreased fee revenue by 4%
•Net interest revenue decreased 17%
Provision for credit losses of $15 million
Total noninterest expense of $2.9 billion, decreased 1%; 1% excluding notable items (b)
Investment Services
•Total revenue decreased 4%
•Income before taxes decreased 17%
•AUC/A of $41.1 trillion, increased 11%
Investment and Wealth Management
•Total revenue increased 2%
•Income before taxes increased 30%
•AUM of $2.2 trillion, increased 15%

CEO Commentary
“During 2020, our business and operational resilience, enhanced by our technology and digital capabilities, enabled us to rapidly support our clients, employees and the financial system through immense stress and volatility. At the same time, we continued to advance our strategic priorities and longer-term growth agenda across all of our businesses. The investments we’ve made over the past several years, especially in technology and operations, served us and our clients well amid some difficult circumstances, and I want to thank our employees for their extraordinary efforts in supporting our clients during an unprecedented year,” Todd Gibbons, Chief Executive Officer, said.

“Full-year EPS was $3.83, down from $4.51, reflecting the impact of notable items. On an operating basis EPS was flat at $4.01, despite the impact of credit provisions, lower interest rates and associated money market fee waivers,” Mr. Gibbons added.

“While the full-year impact of low interest rates will be a significant headwind in 2021, we ended the year with momentum in our core franchise. We feel good about our business model and the power of the open architecture platforms and solutions we provide to help our clients grow their businesses. Our enterprise is incredibly strong and interconnected and our breadth of services and capabilities is unrivalled within our peer group, positioning us well for future growth. We have one of the industry’s best client rosters and a highly motivated group of talented employees executing our strategy, which is centered on driving growth and creating value for our clients, scaling and digitizing our operating model, and fostering a high-performance culture that is focused on delivering excellent client service in new and innovative ways,” Mr. Gibbons further noted.

“The combination of our capital generation, revenue growth and good cost control gives us the ability to drive meaningful EPS growth over time,” Mr. Gibbons concluded.

Media Relations: Madelyn McHugh (212) 635-1376	Investor Relations: Magda Palczynska (212) 635-8529
(b) For information on this Non-GAAP measure and full-year diluted operating earnings per share, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 10.
Note: Above comparisons are 4Q20 vs. 4Q19, unless otherwise noted.

BNY Mellon 4Q20 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Fee revenue	$3,116	$3,108	$3,971	—%	(22)%
Net securities gains (losses)	6	9	(25)	N/M	N/M
Total fee and other revenue	3,122	3,117	3,946	—	(21)
Income from consolidated investment management funds	41	27	17	N/M	N/M
Net interest revenue	680	703	815	(3)	(17)
Total revenue	3,843	3,847	4,778	—	(20)
Provision for credit losses	15	9	(8)	N/M	N/M
Noninterest expense	2,925	2,681	2,964	9	(1)
Income before income taxes	903	1,157	1,822	(22)	(50)
Provision for income taxes	148	213	373	(31)	(60)
Net income	$755	$944	$1,449	(20)%	(48)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$702	$876	$1,391	(20)%	(50)%

Operating leverage (a)	(921)	bps	(1,825)	bps

Diluted earnings per common share	$0.79	$0.98	$1.52	(19)%	(48)%
Average common shares and equivalents outstanding - diluted (in thousands)	891,846	891,069	914,739
Pre-tax operating margin	24%	30%	38%

Non-GAAP measures, excluding notable items (b):
Fee revenue – Non-GAAP	$3,177	$3,108	$3,156	2%	1%
Net securities gains (losses) – Non-GAAP	6	9	—	N/M	N/M
Total revenue – Non-GAAP	3,904	3,847	3,988	1	(2)
Noninterest expense – Non-GAAP	2,760	2,681	2,778	3	(1)
Income before income taxes – Non-GAAP	1,129	1,157	1,218	(2)	(7)
Provision for income taxes – Non-GAAP	215	213	229	1	(6)
Net income – Non-GAAP	914	944	989	(3)	(8)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	861	876	931	(2)	(8)

Operating leverage – Non-GAAP (a)	(146)	bps	(146)	bps

Diluted earnings per common share – Non-GAAP	$0.96	$0.98	$1.01	(2)%	(5)%
Pre-tax operating margin – Non-GAAP	29%	30%	31%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    Notable items in 4Q20 include litigation expense, severance, losses on business sales and real estate charges. Notable items in 4Q19 include a gain on sale of an equity investment, severance, net securities losses and litigation expense. There were no notable items in 3Q20. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 4Q20 vs. 4Q19, unless otherwise stated)
•Total revenue decreased 20%, or 2% excluding the notable items (a) primarily reflecting:
•Fee revenue decreased 22% primarily reflecting the gain on sale of an equity investment recorded in 4Q19. Excluding the notable items, fee revenue increased 1% (a) primarily reflecting higher market values, foreign exchange revenue, other client volumes and balances and the favorable impact of a weaker U.S. dollar, partially offset by higher money market fee waivers.
•Net interest revenue decreased 17% primarily reflecting lower interest rates on interest-earning assets and the impact of hedging activities (primarily offset in foreign exchange and other trading revenue). This was partially offset by the benefit of lower deposit and funding rates, a larger securities portfolio and higher deposit balances.
•Provision for credit losses of $15 million reflects additional reserves in the commercial real estate portfolio.
•Noninterest expense decreased 1% primarily reflecting lower severance expense, partially offset by higher litigation expense and real estate charges. Excluding the notable items, noninterest expense decreased 1% (a) primarily reflecting lower business development (travel and marketing) and distribution and servicing expenses, partially offset by continued investments in technology and the unfavorable impact of a weaker U.S. dollar.
•Effective tax rate of 16.4%. The notable items decreased the effective tax rate by approximately 2.5% in 4Q20.

(a)    See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 4Q20 Earnings Release
Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $41.1 trillion, increased 11%, primarily reflecting higher market values and client inflows, the favorable impact of a weaker U.S. dollar and net new business.
•AUM of $2.2 trillion, increased 15%, primarily reflecting higher market values, net inflows and the favorable impact of a weaker U.S. dollar (principally versus the British pound).
Capital and liquidity
•Open market share repurchases temporarily suspended for 4Q20 for CCAR banks. Expect to resume open market share repurchases in 1Q21.
•Paid $278 million in dividends to common shareholders.
•Return on common equity (“ROE”) of 7%; Return on tangible common equity (“ROTCE”) of 13% (a).
•Common Equity Tier 1 (“CET1”) ratio – 13.1%.
•Tier 1 leverage ratio – 6.3%.
•Supplementary leverage ratio (“SLR”) – 8.6% (b).
•Average liquidity coverage ratio (“LCR”) – 110%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.
(b)    See “Capital and Liquidity” on page 8 for additional information.

FULL-YEAR CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)			2020 vs.
	2020	2019	2019
Fee revenue	$12,714	$13,236	(4)%
Net securities gains (losses)	33	(18)	N/M
Total fee and other revenue	12,747	13,218	(4)
Income from consolidated investment management funds	84	56	N/M
Net interest revenue	2,977	3,188	(7)
Total revenue	15,808	16,462	(4)
Provision for credit losses	336	(25)	N/M
Noninterest expense	11,004	10,900	1
Income before income taxes	4,468	5,587	(20)
Provision for income taxes	842	1,120	(25)
Net income	$3,626	$4,467	(19)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$3,423	$4,272	(20)%

Operating leverage (a)	(493)	bps

Diluted earnings per common share	$3.83	$4.51	(15)%
Average common shares and equivalents outstanding - diluted (in thousands)	892,514	943,109
Pre-tax operating margin	28%	34%

Non-GAAP measures, excluding notable items (b):
Fee revenue – Non-GAAP	$12,775	$12,421	3%
Net securities gains – Non-GAAP	33	7	N/M
Net interest revenue – Non-GAAP	2,977	3,258	(9)
Total revenue – Non-GAAP	15,869	15,742	1
Noninterest expense – Non-GAAP	10,839	10,787	—
Income before income taxes – Non-GAAP	4,694	4,980	(6)
Provision for income taxes – Non-GAAP	909	980	(7)
Net income – Non-GAAP	3,785	4,000	(5)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	3,582	3,805	(6)

Operating leverage – Non-GAAP (a)	32	bps

Diluted earnings per common share – Non-GAAP	$4.01	$4.02	—%
Pre-tax operating margin – Non-GAAP	30%	32%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    Notable items in 2020 include litigation expense, severance, losses on business sales and real estate charges recorded in 4Q20. Notable items in 2019 include a gain on sale of an equity investment, severance, net securities losses, litigation expense recorded in 4Q19 and a lease-related impairment and a net reduction of reserves for tax-related exposure of certain investment management funds both recorded in 3Q19. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.
bps – basis points.

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BNY Mellon 4Q20 Earnings Release
INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Total revenue by line of business:
Asset Servicing	$1,357	$1,354	$1,411	—%	(4)%
Pershing	563	538	579	5	(3)
Issuer Services	385	435	415	(11)	(7)
Treasury Services	325	323	329	1	(1)
Clearance and Collateral Management	275	277	280	(1)	(2)
Total revenue by line of business	2,905	2,927	3,014	(1)	(4)
Provision for credit losses	31	(10)	(5)	N/M	N/M
Noninterest expense	2,174	2,020	2,179	8	—
Income before taxes	$700	$917	$840	(24)%	(17)%

Pre-tax operating margin	24%	31%	28%

Foreign exchange and other trading revenue	$180	$146	$151	23%	19%
Securities lending revenue	$36	$37	$40	(3)%	(10)%

Metrics:
Average loans	$41,437	$40,308	$38,721	3%	7%
Average deposits	$292,631	$263,621	$215,388	11%	36%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$41.1	$38.6	$37.1	6%	11%
Market value of securities on loan at period end (in billions) (b)	$435	$378	$378	15%	15%
(a)    Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.5 trillion at Dec. 31, 2020, $1.4 trillion at Sept. 30, 2020 and $1.5 trillion at Dec. 31, 2019.
(b)    Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $68 billion at Dec. 31, 2020, $62 billion at Sept. 30, 2020 and $60 billion at Dec. 31, 2019.
KEY DRIVERS
•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing - The year-over-year decrease includes lower interest rates and higher money market fee waivers, partially offset by higher market values and foreign exchange volumes and volatility. Sequentially, higher foreign exchange volumes and market values were offset by the impact of some repricing on client renewals, lower interest rates and higher money market fee waivers.
•Pershing - The year-over-year decrease primarily reflects the impact of money market fee waivers, partially offset by higher clearing revenue, higher balances and the positive impact of equity markets. The sequential increase primarily reflects higher clearing revenue and market values, partially offset by higher money market fee waivers.
•Issuer Services - The year-over-year decrease primarily reflects lower interest rates and higher money market fee waivers in Corporate Trust. The sequential decrease primarily reflects the timing of Depositary Receipts revenue, higher money market fee waivers and lower interest rates in Corporate Trust.
•Treasury Services - The year-over-year decrease primarily reflects lower interest rates, including higher money market fee waivers, partially offset by higher client deposits, payment fees and money market balances. The sequential increase reflects higher foreign exchange revenue and payment volumes, partially offset by higher money market fee waivers.
•Clearance and Collateral Management - The year-over-year decrease primarily reflects lower investment income due to the 4Q19 sale of an equity investment and lower intraday credit fees, partially offset by growth in non-U.S. collateral management.

•Noninterest expense decreased slightly year-over-year primarily reflecting lower severance offset by higher litigation expense. Excluding the notable items, noninterest expense increased slightly (a), primarily reflecting the unfavorable impact of a weaker U.S. dollar, partially offset by lower business development (travel and marketing) expense. Sequentially, noninterest expense increased 8%, primarily reflecting higher litigation and severance expenses. Excluding the notable items, noninterest expense increased 2% (a), primarily reflecting higher professional, legal and other purchased services and the unfavorable impact of a weaker U.S. dollar. Both comparisons also reflect continued investments in technology.

(a)    Notable items in 4Q20 and 4Q19 include severance and litigation expense. There were no notable items in 3Q20. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.

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BNY Mellon 4Q20 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q20 vs.
	4Q20	3Q20	4Q19	3Q20	4Q19
Total revenue by line of business:
Investment Management	$714	$641	$692	11%	3%
Wealth Management	276	277	279	—	(1)
Total revenue by line of business	990	918	971	8	2
Provision for credit losses	(8)	12	—	N/M	N/M
Noninterest expense	687	661	731	4	(6)
Income before taxes	$311	$245	$240	27%	30%

Pre-tax operating margin	32%	27%	25%
Adjusted pre-tax operating margin – Non-GAAP (a)	34%	29%	27%

Metrics:
Average loans	$11,497	$11,503	$12,022	—%	(4)%
Average deposits	$18,144	$17,570	$15,195	3%	19%

AUM (in billions) (current period is preliminary) (b)	$2,197	$2,041	$1,910	8%	15%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$286	$265	$266	8%	8%
(a)    Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
(b)    Excludes securities lending cash management assets and assets managed in the Investment Services business.
(c)    Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management - The year-over-year increase primarily reflects higher market values and the favorable impact of a weaker U.S. dollar, partially offset by the impact of money market fee waivers. The sequential increase primarily reflects the timing of performance fees, higher market values and seed capital gains, net of hedges.

•Wealth Management - Total revenue decreased 1% year-over-year and decreased slightly sequentially primarily reflecting a loss on a business sale. Excluding the notable item, total revenue increased 1% (a) year-over-year and sequentially primarily reflecting higher market values, partially offset by a shift to lower fee investment products and the impact of net outflows.

•Noninterest expense decreased 6% year-over-year primarily reflecting lower staff expense, including severance, and lower business development expense. Excluding the notable items, noninterest expense decreased 5% (a), primarily reflecting lower incentives, business development and distribution and servicing expenses. Sequentially, noninterest expense increased 4% primarily reflecting higher severance expense. Excluding the notable items, noninterest expense increased 2% (a), primarily reflecting higher incentive and technology-related expenses.

(a)    Notable items in 4Q20 include severance and a loss on a business sale. Notable items in 4Q19 include severance. There were no notable items in 3Q20. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.

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BNY Mellon 4Q20 Earnings Release
OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	4Q20	3Q20	4Q19
Fee (loss) revenue	$(23)	$11	$817
Net securities gains (losses)	6	9	(23)
Total fee and other (loss) revenue	(17)	20	794
Net interest (expense)	(40)	(25)	(10)
Total (loss) revenue	(57)	(5)	784
Provision for credit losses	(8)	7	(3)
Noninterest expense	64	—	54
(Loss) income before taxes	$(113)	$(12)	$733

KEY DRIVERS

•Fee revenue, net securities gains (losses) and net interest expense include corporate treasury and other investment activity, including hedging activity which offsets between fee revenue and net interest expense. Fee revenue decreased year-over-year primarily reflecting the gain on sale of an equity investment recorded in 4Q19. The sequential decrease in fee revenue primarily reflects a loss on a sale of a business, partially offset by higher corporate treasury activity. Net interest expense increased year-over-year and sequentially primarily reflecting corporate treasury activity.

•Noninterest expense for 4Q20 includes a notable item related to real estate. Both the 4Q20 and 4Q19 include severance expense.

NOTABLE ITEMS BY BUSINESS SEGMENT

Notable items by business segment (a)	4Q20				4Q19
(in millions)	IS	IWM	Other	Total	IS	IWM	Other	Total
Fee and other revenue	$—	$(5)	$(56)	$(61)	$—	$—	$790	$790
Net interest revenue	—	—	—	—	—	—	—	—
Total revenue	—	(5)	(56)	(61)	—	—	790	790
Total noninterest expense	107	11	47	165	119	16	51	186
(Loss) income before taxes	$(107)	$(16)	$(103)	$(226)	$(119)	$(16)	$739	$604
(a)    Notable items in 4Q20 include litigation expense, severance, losses on business sales and real estate charges. Notable items in 4Q19 include a gain on sale of an equity investment, severance, net securities losses and litigation expense.

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BNY Mellon 4Q20 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. In 4Q20, the net impact of money market fee waivers was $134 million, up from $101 million in 3Q20, driven by low short-term interest rates.

Money market fee waivers
(in millions)	4Q20	3Q20	2Q20	1Q20	YTD20
Investment services fees:
Asset servicing fees	$(13)	$(1)	$—	$—	$(14)
Clearing services fees	(64)	(57)	(50)	(9)	(180)
Issuer services fees	(6)	(1)	(1)	—	(8)
Treasury services fees	(2)	(3)	(2)	—	(7)
Total investment services fees	(85)	(62)	(53)	(9)	(209)
Investment management and performance fees	(56)	(42)	(30)	(14)	(142)
Distribution and servicing revenue	(8)	(6)	(3)	—	(17)
Total fee and other revenue	(149)	(110)	(86)	(23)	(368)
Less: Distribution and servicing expense	15	9	7	—	31
Net impact of money market fee waivers	$(134)	$(101)	$(79)	$(23)	$(337)

Impact to revenue by line of business (a):
Asset Servicing	$(13)	$(4)	$(1)	$—	$(18)
Pershing	(85)	(73)	(60)	(9)	(227)
Issuer Services	(10)	(2)	(1)	—	(13)
Treasury Services	(5)	(1)	—	—	(6)
Investment Management	(34)	(28)	(24)	(14)	(100)
Wealth Management	(2)	(2)	—	—	(4)
Total impact to revenue by line of business	$(149)	$(110)	$(86)	$(23)	$(368)
(a) The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 4Q20 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Dec. 31, 2020		Sept. 30, 2020		Dec. 31, 2019
Consolidated regulatory capital ratios: (a)
CET1 ratio	13.1%		13.0%		11.5%
Tier 1 capital ratio	15.8		15.7		13.7
Total capital ratio	16.7		16.6		14.4
Tier 1 leverage ratio	6.3		6.5		6.6
SLR	8.6	(b)	8.5	(b)	6.1
BNY Mellon shareholders’ equity to total assets ratio	9.8%		10.5%		10.9%
BNY Mellon common shareholders’ equity to total assets ratio	8.8%		9.4%		9.9%

Average LCR	110%		111%		120%

Book value per common share	$46.53		$45.58		$42.12
Tangible book value per common share – Non-GAAP (c)	$25.44		$24.60		$21.33
Common shares outstanding (in thousands)	886,764		886,136		900,683
(a)    Regulatory capital ratios for Dec. 31, 2020 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.
(b)    Reflects the application of a rule effective April 1, 2020 to exclude certain central bank placements. Also effective on April 1, 2020 was the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 72 basis points at Dec. 31, 2020 and 78 basis points at Sept. 30, 2020.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.

•CET1 capital totaled $21.9 billion at Dec. 31, 2020, an increase of $704 million compared with Sept. 30, 2020. The increase primarily reflects capital generated through earnings and foreign currency translation, partially offset by capital deployed through dividend payments.

NET INTEREST REVENUE

Net interest revenue				4Q20 vs.
(dollars in millions; not meaningful - N/M)	4Q20	3Q20	4Q19	3Q20	4Q19
Net interest revenue	$680	$703	$815	(3)%	(17)%
Add: Tax equivalent adjustment	3	2	2	N/M	N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$683	$705	$817	(3)%	(16)%

Net interest margin	0.72%	0.79%	1.09%	(7) bps	(37)	bps
Net interest margin (FTE) – Non-GAAP (a)	0.72%	0.79%	1.09%	(7) bps	(37)	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue decreased 17% year-over-year. The decrease primarily reflects lower interest rates on interest-earning assets and the impact of hedging activities (primarily offset in foreign exchange and other trading revenue). This was partially offset by the benefit of lower deposit and funding rates, a larger securities portfolio and higher deposit balances.

•Sequentially, the decrease was primarily driven by lower interest rates on interest-earning assets. This was partially offset by higher deposit balances and lower debt balances.

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BNY Mellon 4Q20 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Fee and other revenue
Investment services fees:
Asset servicing fees	$1,138	$1,168	$1,148	$4,638	$4,563
Clearing services fees	418	397	421	1,716	1,648
Issuer services fees	257	295	264	1,092	1,130
Treasury services fees	156	152	147	601	559
Total investment services fees	1,969	2,012	1,980	8,047	7,900
Investment management and performance fees	884	835	883	3,367	3,389
Foreign exchange and other trading revenue	167	137	168	789	654
Financing-related fees	46	49	46	212	196
Distribution and servicing	28	29	34	115	129
Investment and other income	22	46	860	184	968
Total fee revenue	3,116	3,108	3,971	12,714	13,236
Net securities gains (losses)	6	9	(25)	33	(18)
Total fee and other revenue	3,122	3,117	3,946	12,747	13,218
Operations of consolidated investment management funds
Investment income	42	27	17	85	57
Interest of investment management fund note holders	1	—	—	1	1
Income from consolidated investment management funds	41	27	17	84	56
Net interest revenue
Interest revenue	776	820	1,721	4,109	7,548
Interest expense	96	117	906	1,132	4,360
Net interest revenue	680	703	815	2,977	3,188
Total revenue	3,843	3,847	4,778	15,808	16,462
Provision for credit losses	15	9	(8)	336	(25)
Noninterest expense
Staff	1,554	1,466	1,639	5,966	6,063
Professional, legal and other purchased services	381	355	367	1,403	1,345
Software and equipment	359	340	326	1,370	1,222
Net occupancy	173	136	151	581	564
Sub-custodian and clearing	116	119	119	460	450
Distribution and servicing	75	85	92	336	374
Bank assessment charges	24	30	32	124	125
Business development	26	17	65	105	213
Amortization of intangible assets	26	26	28	104	117
Other	191	107	145	555	427
Total noninterest expense	2,925	2,681	2,964	11,004	10,900
Income
Income before income taxes	903	1,157	1,822	4,468	5,587
Provision for income taxes	148	213	373	842	1,120
Net income	755	944	1,449	3,626	4,467
Net (income) attributable to noncontrolling interests related to consolidated investment management funds	(5)	(7)	(9)	(9)	(26)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	750	937	1,440	3,617	4,441
Preferred stock dividends	(48)	(61)	(49)	(194)	(169)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$702	$876	$1,391	$3,423	$4,272

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
(in dollars)
Basic	$0.79	$0.98	$1.52	$3.84	$4.53
Diluted	$0.79	$0.98	$1.52	$3.83	$4.51

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BNY Mellon 4Q20 Earnings Release
SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information – Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented revenue measures excluding notable items, including the gain on the sale of an equity investment, a lease-related impairment, losses on business sales and investment securities losses related to the sale of certain securities. Expense measures, excluding notable items, including severance, litigation, a net reduction of reserves for tax-related exposure of certain investment management funds and real estate charges are also presented. Litigation expense represents accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Income before tax measures, excluding the notable items mentioned above are provided. In addition, operating leverage, operating margins and diluted earnings per share, excluding the notable items impacting revenue, expense and income tax items mentioned above are adjusted to permit investors to view the financial measures on a basis consistent with how management views the businesses.

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BNY Mellon 4Q20 Earnings Release

Reconciliations of Non-GAAP measures, excluding notable items					4Q20 vs.
(in millions, except per share amounts)	4Q20		4Q19		4Q19
Fee revenue – GAAP	$3,116		$3,971		(22)%
Impact of notable items (a)	(61)		815
Fee revenue – Non-GAAP	$3,177		$3,156		1%

Net securities gains (losses) – GAAP	$6		$(25)		N/M
Impact of notable items (a)	—		(25)
Net securities gains – Non-GAAP	$6		$—		N/M

Total revenue – GAAP	$3,843		$4,778		(20)%
Impact of notable items (a)	(61)		790
Total revenue – Non-GAAP	$3,904		$3,988		(2)%

Noninterest expense – GAAP	$2,925		$2,964		(1)%
Impact of notable items (a)	165		186
Noninterest expense – Non-GAAP	$2,760		$2,778		(1)%

Income before income taxes – GAAP	$903		$1,822		(50)%
Impact of notable items (a)	(226)		604
Income before income taxes – Non-GAAP	$1,129		$1,218		(7)%

Provision for income taxes – GAAP	$148		$373		(60)%
Impact of notable items (a)	(67)		144
Provision for income taxes – Non-GAAP	$215		$229		(6)%

Net income – GAAP	$755		$1,449		(48)%
Impact of notable items (a)	(159)		460
Net income – Non-GAAP	$914		$989		(8)%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$702		$1,391		(50)%
Impact of notable items (a)	(159)		460
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$861		$931		(8)%

Diluted earnings per common share – GAAP	$0.79		$1.52		(48)%
Impact of notable items (a)	(0.18)		0.50
Diluted earnings per common share – Non-GAAP	$0.96	(b)	$1.01	(b)	(5)%
(a)    Notable items in 4Q20 include litigation expense, severance, losses on business sales (reflected in fee revenue) and real estate charges. Notable items in 4Q19 include a gain on sale of an equity investment, severance, net securities losses and litigation expense.
(b)    Does not foot due to rounding.

Pre-tax operating margin reconciliation
(dollars in millions)	4Q20	4Q19
Income before income taxes – GAAP	$903	$1,822
Impact of notable items (a)	(226)	604
Income before income taxes – Non-GAAP	$1,129	$1,218

Total revenue – GAAP	$3,843	$4,778
Impact of notable items (a)	(61)	790
Total revenue – Non-GAAP	$3,904	$3,988

Pre-tax operating margin – GAAP (b)	24%	38%
Pre-tax operating margin, net of notable items – Non-GAAP (b)	29%	31%
(a)    Notable items in 4Q20 include litigation expense, severance, losses on business sales and real estate charges. Notable items in 4Q19 include a gain on sale of an equity investment, severance, net securities losses and litigation expense.
(b)    Income before income taxes divided by total revenue.

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BNY Mellon 4Q20 Earnings Release

Reconciliations of Non-GAAP measures, excluding notable items			2020 vs.
(in millions, except per share amounts)	2020	2019	2019
Fee revenue – GAAP	$12,714	$13,236	(4)%
Impact of notable items (a)	(61)	815
Fee revenue – Non-GAAP	$12,775	$12,421	3%

Net securities gains (losses) – GAAP	$33	$(18)	N/M
Impact of notable items (a)	—	(25)
Net securities gains – Non-GAAP	$33	$7	N/M

Net interest revenue – GAAP	$2,977	$3,188	(7)%
Impact of notable items (a)	—	(70)
Net interest revenue – Non-GAAP	$2,977	$3,258	(9)%

Total revenue – GAAP	$15,808	$16,462	(4)%
Impact of notable items (a)	(61)	720
Total revenue – Non-GAAP	$15,869	$15,742	1%

Noninterest expense – GAAP	$11,004	$10,900	1%
Impact of notable items (a)	165	113
Noninterest expense – Non-GAAP	$10,839	$10,787	—%

Income before income taxes – GAAP	$4,468	$5,587	(20)%
Impact of notable items (a)	(226)	607
Income before income taxes – Non-GAAP	$4,694	$4,980	(6)%

Provision for income taxes – GAAP	$842	$1,120	(25)%
Impact of notable items (a)	(67)	140
Provision for income taxes – Non-GAAP	$909	$980	(7)%

Net income – GAAP	$3,626	$4,467	(19)%
Impact of notable items (a)	(159)	467
Net income – Non-GAAP	$3,785	$4,000	(5)%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$3,423	$4,272	(20)%
Impact of notable items (a)	(159)	467
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$3,582	$3,805	(6)%

Diluted earnings per common share – GAAP	$3.83	$4.51	(15)%
Impact of notable items (a)	(0.18)	0.49
Diluted earnings per common share – Non-GAAP	$4.01	$4.02	—%
(a)    Notable items in 2020 include litigation expense, severance, losses on business sales (reflected in fee revenue) and real estate charges recorded in 4Q20. Notable items in 2019 include a gain on sale of an equity investment, severance, net securities losses, litigation expense recorded in 4Q19 and a lease-related impairment and a net reduction of reserves for tax-related exposure of certain investment management funds both recorded in 3Q19.

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BNY Mellon 4Q20 Earnings Release

Pre-tax operating margin reconciliation
(dollars in millions)	2020	2019
Income before income taxes – GAAP	$4,468	$5,587
Impact of notable items (a)	(226)	607
Income before income taxes – Non-GAAP	$4,694	$4,980

Total revenue – GAAP	$15,808	$16,462
Impact of notable items (a)	(61)	720
Total revenue – Non-GAAP	$15,869	$15,742

Pre-tax operating margin – GAAP (b)	28%	34%
Pre-tax operating margin, net of notable items – Non-GAAP (b)	30%	32%
(a)    Notable items in 2020 include litigation expense, severance, losses on business sales and real estate charges recorded in 4Q20. Notable items in 2019 include a gain on sale of an equity investment, severance, net securities losses, litigation expense recorded in 4Q19 and a lease-related impairment and a net reduction of reserves for tax-related exposure of certain investment management funds both recorded in 3Q19.
(b)    Income before income taxes divided by total revenue.

Reconciliations of Non-GAAP measures, excluding notable items - by business segment				4Q20 vs.
(in millions)	4Q20	3Q20	4Q19	3Q20	4Q19
Investment Services
Noninterest expense – GAAP	$2,174	$2,020	$2,179	8%	—%
Impact of notable items (a)	107	—	119
Noninterest expense – Non-GAAP	$2,067	$2,020	$2,060	2%	—%

Investment and Wealth Management
Noninterest expense – GAAP	$687	$661	$731	4%	(6)%
Impact of notable items (a)	11	—	16
Noninterest expense – Non-GAAP	$676	$661	$715	2%	(5)%
(a)    Notable items in 4Q20 and 4Q19 include severance for both business segments. Notable items in 4Q20 and 4Q19 also include litigation expenses in the Investment Services business segment.

Reconciliations of Non-GAAP measures, excluding notable items - by line of business				4Q20 vs.
(in millions)	4Q20	3Q20	4Q19	3Q20	4Q19
Wealth Management
Total revenue - GAAP	$276	$277	$279	—%	(1)%
Impact of notable items (a)	(5)	—	—
Total revenue - Non-GAAP	$281	$277	$279	1%	1%
(a)    Notable items in 4Q20 includes a loss on business sale.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,”

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BNY Mellon 4Q20 Earnings Release
“could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2020, the Annual Report on Form 10-K for the year ended Dec. 31, 2019 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Annual Report on Form 10-K for the year ended Dec. 31, 2020. All forward-looking statements in this Earnings Release speak only as of Jan. 20, 2021, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of Dec. 31, 2020, BNY Mellon had $41.1 trillion in assets under custody and/or administration, and $2.2 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. ET on Jan. 20, 2021. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 444308, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on Jan. 20, 2021. Replays of the conference call and audio webcast will be available beginning Jan. 20, 2021 at approximately 2:00 p.m. ET through Feb. 19, 2021 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 3619155. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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